Exhibit 10.3 13554436v9 SIXTH AMENDMENT TO SUPPLY AND OFFTAKE AGREEMENT THIS SIXTH AMENDMENT TO SUPPLY AND OFFTAKE AGREEMENT (this “Sixth Amendment”) is entered into as of the Sixth Amendment Closing Date (as defined below) by and among Macquarie Energy North America Trading Inc., a Delaware corporation (“Macquarie”), Calumet Shreveport Refining, LLC, a Delaware limited liability company (the “Company”), and the other undersigned parties hereto. RECITALS A. Macquarie and the Company entered into that certain Supply and Offtake Agreement dated June 19, 2017 (as amended by the Assumption Agreement, the First Amendment thereto, the Second Amendment thereto, the Third Amendment thereto, the Fourth Amendment thereto, the Fifth Amendment thereto and as otherwise amended, restated, supplement or modified from time to time, the “Supply and Offtake Agreement”). B. Macquarie and the Company have agreed to amend certain provisions of the Supply and Offtake Agreement, to enter into certain agreements and to provide certain other accommodations in connection therewith, and each of Macquarie and the Company is willing to enter into such amendments and agreements and to provide such accommodations, as more particularly described herein, subject to the terms and conditions of this Sixth Amendment. C. Capitalized terms used but not defined in this Sixth Amendment have the meanings set forth therefor in the Supply and Offtake Agreement. AGREEMENTS AND AMENDMENTS NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned parties hereby agree as follows: Amendments to Supply and Offtake Agreement. (a) Article 1.1, Definitions, of the Supply and Offtake Agreement is hereby amended by adding the following new definitions in their proper alphabetical order: “Daily SOFR” means, on any day, overnight SOFR on the day that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any such day such rate has not been published by the Term SOFR Administrator, then Daily SOFR will be overnight SOFR as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator. “Sixth Amendment” means the Sixth Amendment to Supply and Offtake Agreement dated as of the Sixth Amendment Closing Date by and among Macquarie, Calumet Shreveport Refining, LLC, Parent and Calumet Refining. “Sixth Amendment Closing Date” means November 2, 2022.

2 13554436v9 “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Daily SOFR). “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. (b) Article 1.1, Definitions, of the Supply and Offtake Agreement is hereby amended by deleting the following defined term in its entirety from the Supply and Offtake Agreement: “LIBOR”. Each occurrence of the foregoing term in the Supply and Offtake Agreement is hereby deleted and of no further force and effect. (c) Article 1.1, Definitions, of the Supply and Offtake Agreement is hereby amended by deleting the following defined terms in their entirety and replacing them with the following definition: “Default Interest Rate” means the lesser of (i) Daily SOFR plus four hundred sixty five (465) basis points and (ii) the maximum rate of interest permitted by Applicable Law.” “Senior Notes” means, collectively, (a) $550,000,000 aggregate principal amount of 11.00% unsecured senior notes due 2025 issued pursuant to the 2019 Senior Notes Indenture (as defined in the definition of Senior Notes Indentures), (b) $325,000,000 aggregate principal amount of 8.125% unsecured senior notes due 2027 issued pursuant to the 2022 Senior Notes Indenture (as defined in the definition of Senior Notes Indentures), and (c) any subsequent offering of senior unsecured notes, without regard to principal amount, having a maturity date that is at or after April 15, 2021, in each case issued by Parent and Calumet Finance. “Senior Notes Indentures” means, collectively, (a) that certain Indenture, dated as of October 11, 2019, by and among Parent and Calumet Finance, as issuers, the “Guarantors” (as defined therein) and Wilmington Trust, National Association, as trustee (the “2019 Senior Notes Indenture”), (b) that certain Indenture, dated as of January 20, 2022, by and among Parent and Calumet Finance, as issuers, the “Guarantors” (as defined therein) and Wilmington Trust, National Association, as trustee (the “2022 Senior Notes Indenture”), and (c) any note purchase agreement, indenture or other agreement evidencing any other Senior Notes or any refinancing of the foregoing permitted by the terms of the Senior Notes Documents, the Hedge Intercreditor Agreement and such other Finance Documents.

3 13554436v9 “Senior Secured Notes” means (a) up to $200,000,000 aggregate principal amount of 9.25% senior secured notes due 2024 issued by Parent and Calumet Finance pursuant to the Senior Secured Notes Indenture, and (b) any subsequent offering of senior secured notes, without regard to principal amount, having a maturity date that is at or after April 15, 2021, in each case issued by Parent and Calumet Finance. “Senior Secured Notes Indenture” means that certain Indenture, dated as of August 5, 2020, by and among Parent and Calumet Finance, as issuers, the “Guarantors” (as defined therein) and Wilmington Trust, National Association as trustee. (d) Article 1.1, Definitions, of the Supply and Offtake Agreement is hereby amended by amending the definition of “Financing Agreement” to replace the reference to “Subsidiaries” in the last line thereof with a reference to “Restricted Subsidiaries”. (e) Section 3.1, Term, of the Supply and Offtake Agreement is hereby amended by replacing the reference to “June 30, 2023” in the second sentence of such section with a reference to “June 30, 2026”. (f) Section 3.2, Early Termination Rights, of the Supply and Offtake Agreement is hereby amended by replacing the reference to “June 30, 2022” in the fifth line of sub clause (a) of such section with a reference to “September 30, 2025”. (g) Section 16.1, Insurance Coverages, of the Supply and Offtake Agreement is hereby amended by amending and restating clause (f) thereof with the following language: (f) Umbrella/excess liability coverage providing coverage with respect to the coverage required under Sections 16.1(c), Section 16.1(d)(ii) and Section 16.1(e) in a minimum amount of $175,000,000 per occurrence and in the aggregate; provided that, if at any time after the Sixth Amendment Closing Date, Macquarie determines after review of such liability coverage that the minimum amount of such liability coverage should be increased, in its reasonable commercial judgment, then, in such case, if, for any period of time that the Company does not increase such liability coverage to such increased minimum amount, after receiving written request of Macquarie to do so by a date certain as set forth in such request, and Macquarie obtains such increased portion of such liability coverage under its own applicable insurance policies resulting in an increase in Macquarie’s insurance premiums thereunder for having obtained such increase in liability coverage, then the Company shall reimburse Macquarie for such increase in premiums promptly upon written request of Macquarie, and, in any event, within five (5) Business Days of such request. No action by Macquarie to obtain such additional liability coverage shall be deemed (i) a waiver of the Company’s obligation to obtain any such additional liability coverage or (ii) an agreement or obligation of Macquarie to obtain such additional liability coverage. For the avoidance of doubt, such reimbursement obligations shall constitute Transaction Obligations hereunder until paid by the Company.

4 13554436v9 (h) Section 16.1, Insurance Coverages, of the Supply and Offtake Agreement is hereby amended by amending and restating clause (g) thereof with the following language: (g) Stock throughput coverage providing coverage with respect to Crude Oil and Products in a minimum aggregate amount of $100,000,000. (i) Section 16.2, Additional Insurance Requirements, of the Supply and Offtake Agreement is hereby amended by (i) amending and restating clauses (a) and (b) thereof with the following language and (ii) adding the following new clause (f) to the end of such section: (a) The foregoing policies in Section 16.1 and the policies described in Section 16.2(e), in each case, shall include or provide that the underwriters waive all rights of subrogation against Macquarie and the insurance is primary without contribution from Macquarie’s insurance. The foregoing policies in Section 16.1 and the policies described in Section 16.2(e) shall, in each case, include (i) Macquarie as additional insured (other than for insurance under Schedule 16.1(g)) and (ii) Macquarie as loss payee under Sections 16.1(b) and (g) and 16.2(e) only. (b) The Company shall cause its insurance carriers or its authorized insurance broker to furnish Macquarie with insurance certificates, in Acord form or equivalent, and copies of the applicable insurance policies evidencing the existence of the coverages and the endorsements required above and in Section 16.2(e) below; provided that, notwithstanding the foregoing, the Company shall provide an insurance certificate, in Acord form, with respect to the insurance coverage under Section 16.1(g) within five days of the Sixth Amendment Closing Date. The Company shall provide thirty (30) days’ written notice prior to cancellation or material modification of insurance becoming effective. The Company also shall provide renewal certificates and updated copies of each applicable insurance policy prior to expiration of any such policy. (f) Within five days after the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2022, the Company shall provide a written statement to Macquarie, in form and substance reasonably satisfactory to Macquarie, confirming that the applicable foregoing insurance policies are in full force and effect and that such policies are in compliance with the requirements of this Agreement, including this Article 16 hereof, detailing any changes made to such insurance policies since the last written statement was delivered, and providing a representation that the Company is in compliance with all of the insurance requirements under and with respect to this Agreement and the other Transaction Documents. (j) Article 18, Representations, Warranties and Covenants, of the Supply and Offtake Agreement is hereby amended by amending and restating Section 18.4 thereof with the following language: "[Reserved]"

5 13554436v9 (k) Article 18, Representations, Warranties and Covenants, of the Supply and Offtake Agreement is hereby amended by adding a new clause (o) at the end of Section 18.2 thereof to read as follows: (o) The Company shall provide a written update to Macquarie immediately upon obtaining knowledge thereof, and in any event within one (1) Business Day, in respect of any breach or default that has occurred under any Financing Agreement and the current status thereof. (l) Article 18, Representations, Warranties and Covenants, of the Supply and Offtake Agreement is hereby amended by adding the following new Section 18.7 to the end of such Article 18: "Section 18.7 SOFR Covenants. To the extent interest rates based on SOFR for any reason are no longer available in the market, are unable to be determined or otherwise become illegal in any way, Macquarie, using its commercially reasonable judgment, will, in consultation with the Company, determine a per annum rate of interest reasonably equivalent to SOFR plus the agreed applicable margin, until such time as Macquarie determines that SOFR is again available, if at all, for determining interest rates." (m) Section 19.2, Remedies, of the Supply and Offtake Agreement is hereby amended by deleting the first sentence of clause (b) of such section in its entirety and replacing it with the following language: Termination/Settlement Amount. Notwithstanding any other provision of this Agreement, if an Event of Default has occurred and is continuing with respect to the Defaulting Party, the Non-Defaulting Party shall have the right, immediately and at any time(s) thereafter, to terminate this Agreement (and any other contract or agreement that may then be outstanding among the Parties that relates specifically to this Agreement, including any Transaction Document) and, subject to Section 19.2(c), to liquidate and terminate any or all rights and obligations under this Agreement and such other Transaction Documents; provided that, in the event Macquarie is the Non-Defaulting Party, this Agreement shall not be deemed to have terminated in full until Macquarie shall have (A) disposed of all Crude Oil and Products owned or maintained by Macquarie in which Macquarie has lien or other rights in connection herewith, (B) exercised in full all of its rights and remedies with respect to the Hydrocarbon Credit Support and (C) received evidence satisfactory to Macquarie that the Company has met all of its obligations and requirements under Section 20.1(a) and such obligations and requirements shall have otherwise been satisfied in full; provided further that the parties agree that solely for purposes of this sub clause (C), any reference to “Termination Date” as set forth in Section 20.1(a) shall be a reference to any applicable date(s) with respect to the completion of such foregoing obligations and requirements under this Section 19.2(b).

6 13554436v9 (n) Section 19.2, Remedies, of the Supply and Offtake Agreement is hereby amended by deleting the last sentence of clause (c) of such section in its entirety and replacing it with the following language: “In calculating the Settlement Amount, the Non-Defaulting Party shall discount to present value (in any commercially reasonable manner based on prevailing SOFR rates for the applicable period and currency) any amount which would be due at a later date and shall add interest (at a rate determined in the same manner) to any amount due prior to the date of the calculation.” Conditions Precedent. This Sixth Amendment shall be effective on the date when the following conditions precedent have been satisfied: (a) Macquarie and the Company shall each have received this Sixth Amendment duly executed by Macquarie, the Company, Parent and Calumet Refining; (b) Macquarie shall have received, on or prior to the Sixth Amendment Closing Date, payment of all fees, expenses and other amounts due, payable and required to be reimbursed or paid by the Company hereunder, under the Fees and Adjustments Letter or any other Transaction Document on or prior to such date; (c) Macquarie shall have received an omnibus officer certificate in respect of the Parent, Calumet Refining and the Company certifying as to incumbency, due authorization, board approval and resolutions of such Persons and certifying as to true and accurate copies of such Person’s organizational documents; (d) Macquarie shall have received an opinion of counsel of the Company, in form and substance satisfactory to Macquarie, covering such matters as Macquarie shall reasonably request, including: good standing; existence and due qualification; power and authority; due authorization and execution; enforceability of the Transaction Documents; and no breach or violation of the Existing Financing Agreements; and (e) Macquarie and the Company shall each have received such other documents and deliveries from each other as each may reasonably request. Representations, Warranties and Covenants. Each of Macquarie, the Company and Calumet Refining represents and warrants to each other that (i) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Sixth Amendment, (ii) no other consent of any Person (other than, in respect of the Company, a consent of the Parent in respect of its Guaranty, which is set forth herein) is required for this Sixth Amendment to be effective, and (iii) the execution and delivery of this Sixth Amendment does not violate its respective organizational documents. Ratification of Guaranty. Parent hereby acknowledges and ratifies and reaffirms its guaranty of the Guaranteed Obligations under and as defined in the Guaranty, and all of its obligations under and in respect thereof, in favor of Macquarie, and agrees that such Guaranty remains in full force and effect and continues to be the legal, valid, and binding obligation of Parent enforceable in accordance with its terms (as the same are modified by this Sixth Amendment). Parent confirms and agrees that neither the execution of this Sixth

7 13554436v9 Amendment nor the consummation of the transactions described herein shall in any way affect, impair or limit the covenants, liabilities, obligations and duties of Parent under the Guaranty. Scope of Amendment; Reaffirmation. (a) All references hereafter to the Supply and Offtake Agreement shall refer to the Supply and Offtake Agreement as amended by this Sixth Amendment. Except as modified by this Sixth Amendment and by other amendments to the Transaction Documents, the Transaction Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Supply and Offtake Agreement (as amended by this Sixth Amendment) and any other Transaction Document (as amended), the terms of the Supply and Offtake Agreement shall control (except solely with respect to any fees, amounts and payments set forth in the Fees and Adjustments Letter, as amended from time to time, as to which the Fees and Adjustments Letter shall control) and such other document (other than the Fees and Adjustments Letter) shall be deemed to be amended to conform to the terms of the Supply and Offtake Agreement. (b) Each of Macquarie, the Company and Calumet Refining hereby reaffirms its obligations under the Transaction Documents to which it is a party and agrees that all Transaction Documents to which it is a party remain in full force and effect and continue to be its legal, valid, and binding obligations enforceable in accordance with their terms (as the same are modified by this Sixth Amendment). Calumet Refining, by its execution of this Sixth Amendment, hereby ratifies and affirms the Fifth Amendment for all purposes. Miscellaneous. (a) Form. Each agreement, document, instrument or other writing to be furnished to Macquarie and the Company, as applicable, under any provision of this Sixth Amendment must be in form and substance satisfactory to the parties hereto and their counsel. (b) Headings. The headings and captions used in this Sixth Amendment are for convenience only and will not be used to construe the meaning or intent of the terms of this Sixth Amendment, the Supply and Offtake Agreement, or the other Transaction Documents. (c) Successors and Permitted Assigns. This Sixth Amendment is binding upon, and inures to the benefit of the parties to this Sixth Amendment and their respective successors and permitted assigns. Unless otherwise provided in the Transaction Documents, all covenants, agreements, indemnities, representations and warranties made in any of the Transaction Documents survive and continue in effect as long as the Transaction Obligations are outstanding. Nothing expressed or implied in this Sixth Amendment is intended to create any rights, obligations or benefits under the Supply and Offtake Agreement, as amended hereby, in any person other than the parties thereto and hereto and their respective successors and permitted assigns.

8 13554436v9 (d) Invalidity. If any Article, Section or provision of this Sixth Amendment shall be determined to be null and void, voidable or invalid by a court of competent jurisdiction, then for such period that the same is void or invalid, it shall be deemed to be deleted from the Supply and Offtake Agreement, as amended hereby, and the remaining portions of the Supply and Offtake Agreement, as amended hereby, shall remain in full force and effect. (e) Multiple Counterparts. This Sixth Amendment may be executed in one or more counterparts by the parties hereto and initially delivered by facsimile transmission, pdf or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument. (f) GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE. (g) FINAL AGREEMENT. THE TERMS OF THIS SIXTH AMENDMENT, THE SUPPLY AND OFFTAKE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE MATTERS SET FORTH HEREIN AND THEREIN, AND NO REPRESENTATIONS OR WARRANTIES SHALL BE IMPLIED OR PROVISIONS ADDED IN THE ABSENCE OF A WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN THE PARTIES HERETO OR THERETO. THIS SIXTH AMENDMENT, THE SUPPLY AND OFFTAKE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. No promise, representation or inducement has been made by any party hereto or thereto that is not embodied in the Supply and Offtake Agreement, as amended by this Sixth Amendment, or the other Transaction Documents, and no party hereto or thereto shall be bound by or liable for any alleged representation, promise or inducement not so set forth herein or therein. [SIGNATURES ON FOLLOWING PAGES.]

Sixth Amendment to Supply and Offtake Agreement IN WITNESS WHEREOF, this Sixth Amendment is executed effective as of the Sixth Amendment Closing Date. MACQUARIE ENERGY NORTH AMERICA TRADING INC. By: /s/ Ozzie Pagan Name: Ozzie Pagan Title: Executive Director By: /s/ Tara Teeter Name: Tara Teeter Title: Division Director

Sixth Amendment to Supply and Offtake Agreement CALUMET SHREVEPORT REFINING, LLC By: Calumet Refining, LLC, its sole member By: Calumet Operating, LLC, its sole member By: Calumet Specialty Products Partners, L.P., its sole member By: Calumet GP, LLC, its general partner By: /s/ Vincent Donargo Name: Vincent Donargo Title: Executive Vice President and Chief Financial Officer Agreed and accepted by Calumet Refining, LLC solely for purposes of evidencing its assent to Articles III and V(b) of this Sixth Amendment: CALUMET REFINING, LLC By: Calumet Operating, LLC, its sole member By: Calumet Specialty Products Partners, L.P., its sole member By: Calumet GP, LLC, its general partner By: /s/ Vincent Donargo Name: Vincent Donargo Title: Executive Vice President and Chief Financial Officer

Sixth Amendment to Supply and Offtake Agreement Agreed and accepted by Parent solely for purposes of evidencing its assent to Article IV of this Sixth Amendment: CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. By: Calumet GP, LLC, its general partner By: /s/ Vincent Donargo Name: Vincent Donargo Title: Executive Vice President and Chief Financial Officer